LANDRY’S RESTAURANTS, INC. (“LNY”/NYSE) ANNOUNCES
FIRST QUARTER 2008 RESULTS RELEASE DATE AND CONFERENCE CALL

HOUSTON, Wednesday, May 7/PRNewswire-FirstCall/ — In conjunction with Landry’s Restaurants, Inc. (NYSE: LNY) 1st Quarter 2008 results, which will be released before the market opens on Friday, May 9, 2008, interested parties are invited to listen to a conference call with management at 12:00 PM Central Time on Friday, May 9, 2008. The call in number is 303-262-2125. A recorded replay of the conference call will be available from 3:00 PM on May 9, 2008 through May 15, 2008. The replay call in number is 303-590-3000 and confirmation code is 11114235. The call will also be broadcast live over the internet: http://www.videonewswire.com/event.asp?id=48555 or at the Landry’s Restaurants website in the Investor Relations section, under Webcasts.

CONTACT:	Tilman J. Fertitta Chairman, President and C.E.O. (713) 850-1010 www.landrysrestaurants.com	or	Rick H. Liem Executive Vice President and C.F.O. (713) 850-1010 www.landrysrestaurants.com